UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

CHINA DING CHENG SCIENCE HOLDINGS CO., LTD.

(Name of Small Business Issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	26-4694804 (I.R.S. Employer Identification No.)

P.O. Box 110310,

Naples, Florida 34108-0106

(Address of principal executive offices)

Issuers telephone number (239) 598-2300

Copies to:

Gary S. Joiner, Esq.

Frascona Joiner Goodman and Greenstein, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

(303) 494 3000

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Act:

300,000,000 shares of common stock, $.001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer of a smaller reporting company.  See definitions of “large accelerated filer,”  “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]

Accelerated Filer [ ]

Non-accelerated filer [ ]

Smaller reporting company [X]

Table of Contents

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

3

EXPLANATORY NOTE

4

ITEM 1. BUSINESS

4

ITEM 1A. RISK FACTORS

11

ITEM 2. FINANCIAL INFORMATION

15

ITEM 3. PROPERTIES

17

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

18

ITEM 6. EXECUTIVE COMPENSATION

20

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE  21

ITEM 8.  LEGAL PROCEEDINGS

24

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.  24

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

25

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

25

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

26

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

28

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.  28

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

28

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS REGISTRATION STATEMENT ON FORM 10 CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, PRINCIPALLY IN THE SECTIONS ENTITLED “DESCRIPTION OF BUSINESS,” “RISK FACTORS,” AND “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.” ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT CONTAINED IN THIS FORM 10, INCLUDING STATEMENTS REGARDING FUTURE EVENTS, OUR FUTURE FINANCIAL PERFORMANCE, BUSINESS STRATEGY AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. WE HAVE ATTEMPTED TO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY INCLUDING “ANTICIPATES,” “BELIEVES,” “CAN,” “CONTINUE,” “COULD,” “ESTIMATES,” “EXPECTS,” “INTENDS,” “MAY,” “PLANS,” “POTENTIAL,” “PREDICTS,” “SHOULD” OR “WILL” OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE DO NOT MAKE FORWARD-LOOKING STATEMENTS UNLESS WE BELIEVE WE HAVE A REASONABLE BASIS FOR DOING SO, WE CANNOT GUARANTEE THEIR ACCURACY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS OUTLINED UNDER “RISK FACTORS” OR ELSEWHERE IN THIS FORM 10, WHICH MAY CAUSE OUR OR OUR INDUSTRY’S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. NEW RISKS EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE FOR US TO PREDICT ALL RISK FACTORS, NOR CAN WE ADDRESS THE IMPACT OF ALL FACTORS ON OUR BUSINESS OR THE EXTENT TO WHICH ANY FACTOR, OR COMBINATION OF FACTORS, MAY CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENTS.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENT, EACH OF WHICH APPLIES ONLY AS OF THE DATE OF THIS FORM 10. BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THE OCCURRENCE OF THE EVENTS DESCRIBED IN THE SECTION ENTITLED “RISK FACTORS” AND ELSEWHERE IN THIS FORM 10 COULD NEGATIVELY AFFECT OUR BUSINESS, OPERATING RESULTS, FINANCIAL CONDITION AND STOCK PRICE. EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE PUBLICLY ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE DATE OF THIS FORM 10 TO CONFORM OUR STATEMENTS TO ACTUAL RESULTS OR CHANGED EXPECTATIONS.

EXPLANATORY NOTE

China Ding Cheng Science Holdings Co., LTD., a Nevada corporation is filing this Amendment No. 2 on Form 10/A (this "Amendment") to its registration statement on Form 10 which it filed with the Securities and Exchange Commission on May 1, 2009.  The information in this Amendment amends and supplants the information contained in China Ding Cheng Science Holdings Co., LTD.’s registration statement on Form 10 and all amendments thereto ..

ITEM 1. BUSINESS

Overview

China Ding Cheng Science Holdings Co., LTD., (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated under the laws of the State of Nevada on March 12, 2004. The Company is a development stage company, whose business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek to structure any acquisition transaction in such a way that its shareholders retain an equity interest in the surviving entity, and intends to seek opportunities demonstrating the potential for long-term growth as opposed to short-term earnings. We believe that any potential acquisition will provide long term benefits to the Company’s shareholders in that, subsequent to a business combination, the shareholders will own stock in a business enterprise with actual business operations and the potential for long-term growth.

Company History

The following Articles, Amendments and Re-Capitalizations were effected by us in accordance with the Nevada Revised Statutes:

•

The Company was initially organized under the corporate laws of the State of Nevada as Beautiful Life Foods, Inc. on March 12, 2004.

•

On December 22, 2004, the Company amended its Articles of Incorporation to change its name to Diamond Bay Holdings, Inc.

•

In 2005 the Company effected a 1:2 forward stock split of the Company’s issued and outstanding common stock.

•

In 2006, the Company effected a 200:1 reverse stock split of the Company’s issued and outstanding common stock.

•

On December 1, 2006, the Company amended its Articles of Incorporation to change its name to Shaan’xi Ding Cheng Science Holding Co., LTD.

•

On February 5, 2007 the Company amended its Articles of Incorporation to change its name to China Ding Cheng Science Holdings Co., LTD.

The name change of the Company that occurred on December 22, 2004 occurred as a result of a change of control of the Company.  The name changes on December 1, 2006 and February 5, 2007 were completed by the Company in anticipation of the consummation of a business transaction with a Chinese based company in a science-related industry.  Although the transaction did not materialize, the Company has retained the name China Ding Cheng Science Holdings Co., Ltd.  Therefore, the Company’s current name does not indicate a present intention to seek to engage in a transaction with an entity that does business in China in a science-related industry.

Business of Issuer

The Company has elected to file this Form 10 registration statement on a voluntary basis in order to become a reporting company under the Securities Exchange Act of 1934.  The Company is a “blank check” or “shell company”, whose business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential for long-term growth as opposed to short-term earnings.

At the present time, the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition.  The Company’s officers and directors have previously been involved, as officers, directors, principal shareholders, promoters, or affiliates, in merger or acquisition transactions involving blank check companies or shell companies.  (see Item 5 Directors and Executive Officers).  As a result, they have had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition with a blank check or shell company.  However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with the Company

It is anticipated that the Company's officers, directors, and non-management principal shareholders named herein will contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of the Company's existence and to determine if any companies or businesses they represent have a general interest in considering a merger or acquisition with a development stage company. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders.

The Company's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on an exchange such as the American Stock Exchange. (See "Investigation and Selection of Business Opportunities").

The Company intends to concentrate its acquisition efforts on businesses that it believes to be undervalued or that it believes may realize a substantial benefit from being publicly owned.  The Company believes some of the general benefits to be obtained by a company through a business combination with the Registrant include, but are not limited, to the fact that the company with the operating business will gain control of a company that has a pre-existing shareholder base and which is already registered under the Securities Act of 1934 and is already filing periodic reports with the Securities and Exchange Commission (“SEC”).   As noted above, the acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership.  It is not anticipated that the private operating Company will provide any monetary consideration to the Registrant in conjunction with a business combination.  However, the officers, directors and principal shareholders of the Registrant may actively negotiate for the sale of a portion of their common stock to shareholders of the private operating company as a condition to, or in connection with, a proposed merger or acquisition transaction. (see “Conflicts of Interest” in Item 7).  In the event that a private operating company engages in a business combination with the Registrant, the Registrant will be required to file a Form 8-K information statement which includes the same type of information that would be included in a Form 10 registration statement for the private operating company.

In the event that the operating business considering a business combination with the Company is a foreign corporation the Company believes that there may be additional benefits to be gained by such a foreign corporation through a merger with the Registrant.  Such benefits include, but are not limited to the following: i) the SEC reporting obligations for a foreign corporation (i.e. a corporation formed in a country other than the United States) are different than the reporting requirements for a corporation incorporated in the United States.  Generally, there is less public information available regarding foreign corporations because the only periodic report they are required to file is an annual report on Form 20-F.  Investors may consider this to be a disadvantage.  Alternatively, if a foreign corporation participates in a merger with the Registrant, the post merger company becomes a United States corporation which is required to file periodic reports, including quarterly reports on Form 10-Q and annual reports on Form 10-K, and current reports on Form 8-K.  Investors may consider the fact that additional information is available regarding the post merger company to be an advantage, thereby increasing the likelihood that parties may invest in the post-merger company; and ii)  Investors that are interested in investing in foreign companies are generally more inclined to do so if the foreign company is a fully-reporting entity with the SEC.

The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

Any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would either be issued by the Company or be purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to be a private transaction rather than a public distribution of securities. The sale of a controlling interest by certain principal shareholders of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of the Company may resign their management positions with the Company in connection with a change in control of the Company or its acquisition of a business opportunity. In the event of such a resignation, the Company's current management would not have any control over the conduct of the Company's business following the change in control or the Company's combination with a business opportunity.

It is anticipated that business opportunities will come to the Company's attention from various sources, including its officers and directors, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for the Company.

Investigation and Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological innovations, the perceived benefit the business opportunity will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of the business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, the Company will incur further risks, because management in many instances will not have proven its abilities or effectiveness, the eventual market for the products or services of the business opportunity will likely not be established, and the business opportunity may not be profitable when acquired.

It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration.

Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

The analysis of business opportunities will be undertaken by or under the supervision of the Company's officers and directors, none of whom are professional business analysts. Although there are no current plans to do so, Company management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash. Otherwise, the Company anticipates that it will consider, among other things, the following factors:

(1)

Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

(2)

The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

(3)

Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system;

(4)

Capital requirements and anticipated availability of required funds to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

(5)

The extent to which the business opportunity can be advanced;

(6)

Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

(7)

Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

(8)

The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

(9)

The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

No single factor described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurance that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

As part of the Company's investigation, the Company's executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process.

Acquisition candidates that have a need for an immediate cash infusion are not likely to find a potential business combination with the Company to be an attractive alternative.

At the present time, the Company has not identified a business opportunity that it plans to pursue, nor has the Company reached any agreement or understanding with any person concerning an acquisition.

Form of Acquisition

It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to, leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company following a merger or reorganization transaction. As part of such a transaction, the Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

As a general matter, the Company anticipates that it, and/or its principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction.

Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, the inability of the Company to pay until an indeterminate future time may make it impossible to procure goods and services.

Competition

The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities may have significantly greater experience, resources and managerial capabilities than the Company and in that event, will be in a better position than the Company to obtain access to attractive business opportunities.

Administrative Offices

The Company currently maintains a mailing address at P.O. Box 110310, Naples, Florida 34108-0106. The Company's telephone number is (239) 598-2300. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future. The Company pays no rent or other fees for the use of this mailing address.

Employees

The Company is in the development stage and currently has no employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Reports to Security Holders

Once this registration statement becomes effective, we will become subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

ITEM 1A. RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. THE ORDER OF THE FOLLOWING RISK FACTORS IS PRESENTED ARBITRARILY. YOU SHOULD NOT CONCLUDE THE SIGNIFICANCE OF A RISK FACTOR BECAUSE OF THE ORDER OF PRESENTATION.  OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS.

Risks Relating to Our Business

Our business is difficult to evaluate because we have limited operating history.

As the Company has limited operating history, no revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for the private companies suitable for an acquisition of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequential risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

 While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officers have not entered into a written employment agreement with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us, or result in being taxed on, consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

The Company is currently classified as a blank check company.  Any offering of the Company’s securities while it is classified as a blank check company would need to comply with Rule 419 which requires that both the securities sold and the offering proceeds be held in escrow pending execution of an agreement for acquisition or merger and approval of the proposed transactions by the Company’s shareholders.  Under the provisions of Rule 419, there is a risk that the Company’s shareholders may not approve the proposed transaction, and in that event, the funds raised under the Rule 419 offering would need to be returned to the shareholders.

At present, the Company is classified as a blank check company because it is a development stage company whose business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company.  Although the Company has no current plans to do so, in the event the Company elects to make a public offering of its shares while it is a blank check company, any such offering would need to comply with Rule 419 under the Securities Act of 1933.  Rule 419 requires that the blank check company filing such registration statement deposit the securities being offered and proceeds of the offering into an escrow or trust account pending the execution of an agreement for an acquisition or merger. In addition, the registrant is required to file a post effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger.  There is a risk that if the Company were to pursue such an offering, the shareholders may not approve the proposed transaction and the funds raised through the Rule 419 offering would need to be returned to the shareholders, thereby terminating the acquisition or merger.

Risks Relating to Our Common Stock

We have a large number of authorized but unissued common stock.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock.  We presently have 20,000,000 shares of common stock issued and outstanding.  Our Board of Directors has the power to issue any or all of such additional shares without stockholder approval.  Although  we  presently  have  no  commitments,  contracts  or intentions to issue any additional  shares,  we may issue shares for the purpose of raising additional capital. Potential investors should be aware that any such stock issuance may result in a reduction of the book value or market price of our common stock of the then outstanding shares.  Furthermore, if we issue additional shares, such issuance will reduce the proportionate ownership and voting power of the other stockholders, and any new issuance of shares may result in a change of our control.

Potential future sales under Rule 144 may depress the market price for the common stock.

In general, pursuant to Rule 144 adopted under the 1933 Act, a shareholder who owns restricted shares of a company which files periodic reports with the Securities and Exchange Commission and who has a holding period of at least six months, is entitled to sell such shares in accordance with the provisions of Rule 144.  In the event the shareholder is a non-affiliate of the issuer, he or she may make unlimited public resales of shares under Rule 144 provided that the current public information requirement is satisfied.  A non-affiliate who has a holding period of more than one year, may make unlimited resales of shares without compliance with any other requirement of Rule 144.  Persons who are affiliates of the issuer must comply with all requirements of Rule 144 in conjunction with resales of their shares including the current public information requirement, the volume limitations, the manner of sale requirements and the filing of a Form 144.  Therefore, the possible sale of our currently outstanding shares pursuant to Rule 144 may, in the future, have a depressive effect on the price of our common stock in the over-the-counter market.

Resale of our shares may be difficult because there is not an active trading market for our shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

Our shares are currently approved for quotation on the pink sheets under the trading symbol CDCE.  However, there is not currently an active trading market for our shares of common stock, and there is no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events

ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

China Ding Cheng Science Holdings Co., LTD., was incorporated under the laws of the State of Nevada on March 12, 2004.  Currently, the Company is a development stage company, whose business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings

For the fiscal year ending December 31, 2009, the Company expects to continue its efforts to locate a suitable business acquisition candidate and thereafter to complete a business acquisition transaction.  The Company anticipates incurring a loss for the fiscal year as a result of expenses associated with compliance with the reporting requirements of the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. The Company does not expect to generate revenues until it completes a business acquisition, and, depending upon the performance of the acquired business, it may also continue to operate at a loss after completion of a business combination.

During the next 12 months, the Company will require additional capital in order to pay the costs associated with carrying out its plan of operations and the costs of compliance with its reporting obligations under the Securities Exchange Act of 1934 as amended.  This additional capital will be required whether or not the Company is able to complete a business combination transaction during the current fiscal year.  Furthermore, once a business combination is completed, the Company’s needs for additional financing are likely to increase substantially.

No specific commitments to provide additional funds have been made by management or other stockholders, and the Company has no current plans, proposals, arrangements or understandings to raise additional capital through the sale or issuance of additional securities prior to the location of a merger or acquisition candidate.  Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses.  Notwithstanding the foregoing, however, to the extent that additional funds are required, the Company anticipates that it will either continue to rely on its majority shareholder to pay expenses on its behalf, or it will seek to raise capital through the private placement of restricted securities.  The majority shareholders are under no obligation to pay such expenses.  If the Company is unable to raise additional funds, it will not be able to pursue its business plan.  In addition, in order to minimize the amount of additional cash which is required in order to carry out its business plan, the Company might seek to compensate certain service providers by issuances of stock in lieu of cash.

Liquidity and Capital Resources

As of March 31, 2009, the Company remains in the development stage.  As of March 31, 2009, the Company’s unaudited balance sheet reflects total assets of $nil, and total current liabilities of $24,619.  The Company has cash on hand of $nil and a deficit accumulated in the development stage of $ 313,428 ..

During the next 12 months, the Company will require additional capital in order to pay the costs associated with seeking business acquisition candidates and performing required due diligence, and the costs of compliance with its reporting obligations under the Securities Exchange Act of 1934 as amended.  This additional capital will be required whether or not the Company is able to complete a business combination transaction during the current fiscal year.  Furthermore, once a business combination is completed, the Company’s needs for additional financing are likely to increase substantially.  The Company does not have sufficient assets or capital resources to pay its on-going expenses while it is seeking out business opportunities, and it has no current plans to raise additional capital through sale of securities.  As a result, although the Company has no agreement in place with its shareholders or other persons to pay expenses on its behalf, it is anticipated that the Company will continue to rely on its majority shareholders to pay expenses on its behalf at least until it is able to consummate a business transaction.  The majority shareholders are under no obligation to pay such expenses.  In the event that the majority shareholders cease paying expenses on behalf of the Company, the Company will need to seek alternative sources of funding or may need to terminate its operations.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

ITEM 3. PROPERTIES

The Company currently maintains a mailing address at P.O. Box 110310, Naples, Florida 34108-0106. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein. The Company's telephone number is (239) 598-2300.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of July 1, 2009, the ownership of each person known by the Company to be a beneficial owner of 5% or more of its common stock. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	Mr. YueMing Guo No.823, Taohualun West Road Yiyang City, HuNan Province China 413000	14,700,000	73.5%
Common	Mid-Continental Securities Corp. 1862 Ivory Cane Pointe Naples, Florida 34119	4,573,874(1)	22.86%
Common	Frank Pioppi 4 Cliff Ave Naples, FL 34120	4,633,874(2)	23.16%

(1)

Frank Pioppi, our CEO, CFO, President, Treasurer and Director owns a majority of the outstanding stock of Mid-Continental Securities Corp. and may be deemed to be the beneficial owner of the Company’s stock owned by Mid-Continental Securities Corp.  Anna Herbst is a director of the Company.  In addition to her work with the Company, Ms. Herbst also serves as the Vice President of Mid-Continental Securities Corp.

(2)

This figure includes 4,573,874 shares of common stock owned by Mid-Continental Securities Corp, of which, Frank Pioppi may be deemed to be the beneficial owner.

Security Ownership of Management

The following table sets forth, as of July 1, 2009, the ownership of each executive officer and director of the Company, and of all executive officers and directors of the Registrant as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Registrant except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

Common	Frank Pioppi(1) 4 Cliff Ave Naples, FL 34120	4,633,874(2)	23.16%
Common	Anna Herbst(1) 87-10 Clover Pl. Holliswood, NY 11423	100,000	0.66%
Common	All Directors and Officers as a Group (2 in total)	4,733,874	23.66%

(1)

Officer or Director of the Registrant

(2)

This figure includes 4,573,874 shares of common stock owned by Mid-Continental Securities Corp., of which, Frank Pioppi may be deemed to be the beneficial owner.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers and Significant Employees

The respective positions and ages of our directors and executive officers of the Registrant are shown in the following tables. Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director or Officer Since
Frank Pioppi	50	Chief Executive Officer, Chief Financial Officer, President, Treasurer, & Director	March 2008
Anna Herbst	52	Director	March 2008

Biographical Information

Mr. Frank Pioppi – Mr. Pioppi is 50 years old.  Mr. Pioppi currently serves as the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a director.  In addition to his work for the Company, Mr. Pioppi has also owned and operated Beachmont Restaurants, Inc. since 1983.  He graduated from the University of Massachusetts in 1980, with a B.A. Degree, and has invested in and owned investment real estate properties since that time.  Also, in addition to his work for the Company, Mr. Pioppi currently serves the president, treasurer and director of Derby Resource, Inc., a reporting Company with the Securities and Exchange Commission that is also classified as a shell company.

Ms. Anna Herbst – Ms. Herbst is 52 years old.  Ms. Herbst currently serves as a director of the Company.  In addition to here work with the Company, Ms. Herbst has also worked as the vice president of Mid-Continental Securities Corp since April 2009.  From September, 2006 to November, 2007 Anna Herbst served as President, Director and Chief Financial Officer of China Ruitai International Holding Co.  In addition to the foregoing employment, Ms. Herbst works as a free lance consultant in the field of reverse mergers.  Ms. Herbst has over 17 years of experience in the field of reverse mergers and research with regard to suitability of companies on the Pink Sheets, Over-The-Counter Bulletin Board, NASDAQ board and AMEX board for their use as shell companies for the purpose of reverse merger.

Conflicts of Interest

In addition to the work that they perform for the Company, Frank Pioppi and Anna Herbst are involved with the formation and operation of other shell companies.  Some of these other companies with which our officers and directors are affiliated may be in direct competition with the Company for the acquisition of available business opportunities.  This poses a potential conflict of interest for our officers and directors.  The Company does not currently have a procedure in place for addressing or resolving such a conflict of interest.  In the event that such a conflict arises, our officers and directors will work to address the conflict in a manner that does not have a negative impact on the Company or its shareholders.  Additionally, none of the officers or directors of the Company will devote more than a portion of his or her time to the affairs of the Company.  There will be occasions when the time requirements of the Company’s business conflict with the demands of the officers’ other business and investment activities.”

Family Relationships

None.

Directorships

In addition to serving as a director of the Company, Frank Pioppi serves as the president, treasurer and director of Derby Resources, Inc.

Involvement in Certain Legal Proceedings

None of the Registrant’s officers, directors, promoters or control persons has been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 6. EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth, for the years indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer , chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Award(s) ($)	Non-Equity Incentive Plan Compensation (#)	Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Frank Pioppi, CEO, CFO	2008 2007	-- --	-- --	-- --	-- --	-- --	-- --	-- --	-- --

Option Grants in Last Fiscal Year

There were no options granted to any of the named executive officers during the fiscal year ended December 31, 2008.

Employment Agreements

We have no written employment agreements with our officers and directors.

Equity Compensation Plan Information

The Company currently does not have any equity compensation plans.

Director Compensation

We do not currently compensate our directors for their services as directors. Directors are reimbursed for their reasonable out-of-pocket expenses incurred with attending board or committee meetings.

The following table provides summary information concerning compensation awarded to, earned by, or paid to any of our directors for all services rendered to the Company in all capacities for the fiscal year ended December 31, 2008.

	Fees Earned			Non-Equity
	And			Incentive	Non-qualified
	Paid in	Stock	Option	Plan	Compensation	All other
Name	Cash	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total

Frank Pioppi	--	--	--	--	--	--	--
Anna Herbst	--	--	--	--	--	--	--

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

The Company has adopted a policy under which any consulting or finder’s fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash.  Any such issuance of stock would be made on an ad hoc basis.  Accordingly, the Company is unable to predict whether, or in what amount, such a stock issuance might be made.

The Company does not maintain an office, but it does maintain a mailing address at the office of its President, for which it pays no rent, and for which it does not anticipate paying rent in the future. It is likely that the Company will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company’s current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company’s current stockholders, or requiring the future employment of specified officers and payment of salaries to them.  It is more likely than not that any sale of securities by the Company’s current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders.  Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

Other Shell Company Activities

As noted above, In addition to the work that they perform for the Company, Frank Pioppi and Anna Herbst have been involved with the formation and operation of other shell companies.  The following list indicates publicly reporting shell companies that Ms. Herbst and Mr. Pioppi either currently, or in the past, have been an officer or director of:

Frank Pioppi

Name of Company	Date of Registration	Business Combination with an Operating Business?	Status as Officer / Director of Company	Current in Reporting Obligations?

Derby Resources, Inc.	Filed a registration statement on Form 10-SB on 12/28/2004 .	None.	Currently CEO, CFO, & Director	Yes

China RuiTai International Holdings Co., Ltd. (fka Commercial Property Corporation)	China Ruitai International Holdings Co., Ltd. filed a registration statement on Form 10 on 4/15/1970	Yes	Former Secretary & Director	Yes
Bidgive International, Inc. (fka Rolfe Enterprises, Inc.)	Bidgive International, Inc. filed a registration statement on Form 10-SB on 9/12/2002	Yes	Former Secretary & Director	Yes

Anna Herbst

Name of Company	Date of Registration	Business Combination	Officer / Director Status	Current in Reporting Obligations?

China RuiTai International Holdings Co., Ltd. (fka Commercial Property Corporation)	China Ruitai International Holdings Co., Ltd. filed a registration statement on Form 10 on 4/15/1970.	Yes	Former President, Chief Financial Officer & Director	Yes

Conflicts of Interest

In addition to the work that they perform for the Company, Frank Pioppi and Anna Herbst are involved with the formation and operation of other shell companies.  Some of these other companies with which our officers and directors are affiliated may be in direct competition with the Company for the acquisition of available business opportunities.  This poses a potential conflict of interest for our officers and directors.  The Company does not currently have a procedure in place for addressing or resolving such a conflict of interest.  In the event that such a conflict arises, our officers and directors will work to address the conflict in a manner that does not have a negative impact on the Company or its shareholders.  Additionally, none of the officers or directors of the Company will devote more than a portion of his or her time to the affairs of the Company.  There will be occasions when the time requirements of the Company’s business conflict with the demands of the officers’ other business and investment activities.”

Furthermore, the officers, directors and principal shareholders of the Company may actively negotiate for the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction.  It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by the Company’s officers, directors and principal shareholders made as a condition to, or in connection with, a proposed merger or acquisition transaction.  The fact that a substantial premium may be paid to members of Company management to acquire their shares creates a conflict of interest for them and may compromise their state law fiduciary duties to the Company’s other shareholders.  In making any such sale, members of Company management may consider their own personal pecuniary benefit rather than the best interests of the Company and the Company’s other shareholders, and the other shareholders are not expected to be afforded the opportunity to approve or consent to any particular buy-out transaction involving shares held by members of Company management.

Promoters

Mid-Continental Securities Corp. has served as a promoter of the Company.  Frank Pioppi, our CEO, CFO, and Director owns a majority of the outstanding stock of Mid-Continental Securities Corp. and may be deemed to be the beneficial owner of the Company’s stock owned by Mid-Continental Securities Corp. The following table lists the securities which Mid-Continental Securities Corp. has received from the Company:

Name and Address	Date	Securities Sold Common Stock	Purchase Price Per Share	Aggregate purchase price
Mid-Continental Securities Corp.	6/9/2008	1,800,000(1)	$.001	$1,600
Mid-Continental Securities Corp.	9/16/2008	12,660,374(2)	$.001	$12,660
Mid-Continental Securities Corp.	4/8/2009	5,000,000(3)	$.0048	$24,119

(1)

Issued to Mid-Continental Securities Corp. as compensation for consulting services rendered by Mid-Continental Securities Corp.  The shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.

(2)

Issued to Mid-Continental Securities Corp. as consideration services rendered by Mid-Continental Securities Corp. on behalf of the Company. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.

(3)

Issued to Mid-Continental Securities Corp. as consideration for $24,119 advanced by Mid-Continental Securities Corp on behalf of the Company. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined that Frank Pioppi is not an independent director under these rules as he is also employed by the Company as its Chief Executive Officer, Chief Financial Officer, President & Treasurer.

ITEM 8.  LEGAL PROCEEDINGS

The Registrant is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. No director, officer or affiliate of the Registrant, and no owner of record or beneficial owner of more than 5.0% of the securities of the Registrant, or any associate of any such director, officer or security holder is a party adverse to the Registrant or has a material interest adverse to the Registrant in reference to pending litigation.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

The Company’s common stock is currently listed for quotation on the Pink Sheets under the symbol “CDCE”.  However, there is no established or liquid trading market for the Company’s shares because very limited, if any, trading has occurred with the Company’s common stock over the last two fiscal years.  The Company currently has 20,000,000 shares of common stock issued and outstanding.

Holders

The Registrant currently has 20,000,000 shares of common stock issued and outstanding owned by approximately 39 owners of record.

Dividends

The Company has not declared or paid any cash dividends on its common stock during the fiscal years ended December 31, 2008 or 2007.  There are no restrictions on the common stock that limit the ability of us to pay dividends if declared by the Board of Directors and  the loan agreements and general security agreements covering the Company’s assets do not limit its ability to pay dividends.  The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Company is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Company’s assets, after payment of the liabilities, is less than the aggregate of the Company’s liabilities and stated capital of all classes.

Equity Compensation Plan

We do not have an equity compensation plan.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

The following table lists the securities which the Company has sold within the past three years in transactions which were not registered under the Securities Act of 1933, as amended:

Name and Address	Date	Securities Sold Common Stock	Purchase Price Per Share	Aggregate purchase price
Mid-Continental Securities Corp	6/9/2008	1,800,000(1)	$.001	$1,600
Mid-Continental Securities Corp	9/16/2008	12,660,374(2)	$.001	$12,660
Mid-Continental Securities Corp	4/8/2009	5,000,000(3)	$.0048	$24,119

(4)

Issued to Mid-Continental Securities Corp. as compensation for consulting services rendered by Mid-Continental Securities Corp.  The shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.

(5)

Issued to Mid-Continental Securities Corp. as consideration services rendered by Mid-Continental Securities Corp. on behalf of the Company. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.

(6)

Issued to Mid-Continental Securities Corp. as consideration for $24,119 advanced by Mid-Continental Securities Corp on behalf of the Company. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 for transactions not involving a public offering.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 300,000,000 shares without par value common stock, of which 20,000,000 shares are issued and outstanding. As of the date hereof, there are no outstanding options, warrants or other securities

Preferred Stock

We are authorized to issue 30,000,000 shares of preferred stock without par value, of which none are currently issued and outstanding.

Voting Rights

Each outstanding share of the common stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Registrant.

Cash Dividends

As of the date hereof, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Preemptive Rights

The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of the Registrant's capital stock in subsequent stock offerings.

Liquidation Rights

In the event of the liquidation or dissolution of the Registrant, the holders of the common stock are entitled to receive, on a pro rata basis, all assets of the Registrant remaining after the satisfaction of all liabilities.

Conversion and Redemption Rights

The shares of the Registrant’s common stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Registrant’s common stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  The following describes the general terms of the indemnification:

6.1 Indemnification of officers, directors, employees and agents.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful, The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (I) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements are filed at a part of this registration statement:

(a)

Unaudited financial statements for China Ding Cheng Science Holdings Co., LTD. for the fiscal period ended March 31, 2009.

(b)

Audited financial statements for China Ding Cheng Science Holdings Co., LTD. for the fiscal years ended December 31, 2008 and 2007.

(b)

The following exhibits are furnished with this registration statement

3.1(i)	Articles of Incorporation, March 12, 2004 , incorporated by reference from Form 10A filed with the Securities and Exchange Commission on July 8, 2009.
3.1(ii)	First Amendment to Articles of Incorporation, December 22, 2004 , incorporated by reference from Form 10A filed with the Securities and Exchange Commission on July 8, 2009.
3.1(iii)	Second Amendment to Articles of Incorporation, December 1, 2006 , incorporated by reference from Form 10A filed with the Securities and Exchange Commission on July 8, 2009.
3.1(iv)	Third Amendment to Articles of Incorporation, February 5, 2007 , incorporated by reference from Form 10A filed with the Securities and Exchange Commission on July 8, 2009.
3.2	Bylaws , incorporated by reference from Form 10A filed with the Securities and Exchange Commission on July 8, 2009.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

China Ding Cheng Science Holdings Co., LTD.

By: /s/ Frank Pioppi, Chief Executive Officer

Date: July 23 , 2009

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Financial Statements for Period Ended March 31, 2009
Balance Sheet	F-2

Statements of Operations	F-3

Statements of Stockholders’ Equity	F-4

Statements of Cash Flows	F-5

Notes to Financial Statements	F-6 – F-9
Audited Financial Statements For Fiscal Years Ended December 31, 2008 and 2007
Report of Independent Registered Public Accounting Firm	F- 10

Balance Sheet	F-11

Statements of Operations	F-12

Statements of Stockholders’ Equity	F-13

Statements of Cash Flows	F-14

Notes to Financial Statements	F- 15 – F-20

China Ding Cheng Science Holdings Co.
(A Development Stage Company)
BALANCE SHEET
As of March 31, 2009 and December 31, 2008

	Unaudited	Audited
ASSETS	March 31, 2009	2008
CURRENTS ASSETS
Cash	$ -	$ -

TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accrued Liabilities	$ 500	$ 8,500
Payable to Stockholder	24,119	10,320
TOTAL CURRENT LIABILITIES	24,619	18,820

TOTAL LIABILITIES	24,619	18,820

STOCKHOLDERS' DEFICIT
Preferred stock: par value $.001; 30,000,000 shares
authorized; no shares issued & outstanding	-	-
Common stock: par value $.001; 300,000,000 shares
authorized; 15, 000,000 shares issued and outstanding	15,000	15,000
Additional paid in capital	273,809	273,809
Deficit accumulated during the development stage	(313,428)	(307,630)
TOTAL STOCKHOLDERS' DEFICIT	(24,619)	(18,820)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ -	$ -

The accompanying notes are an integral part of these financial statements.

China Ding Cheng Science Holdings Co.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the three months ended March 31, 2009 and 2008
and from March 12, 2004 (Date of Inception) March 31, 2009
		For the Three Months Ended March 31,		Cumulative Amount from March 12, 2004 (inception) to March 31,
		2009	2008	2009
REVENUES
Sales		-	$ -	-
Cost of Sales		-	-	-

Gross profit		-	-	-

OPERATING EXPENSES
Administrative and General		5,798	-	313,427
TOTAL OPERATING EXPENSES		5,798	-	313,427

Loss from operations		5,798	-	(313,427)

NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES		(5,798)	-	(313,427)

PROVISION FOR INCOME TAXES		-	-	-

NET INCOME (LOSS)		$ (5,798)	$ -	$ (313,427)
Net Loss Per Common Share		**	**
Basic and fully diluted	** Less than .01

WEIGHTED AVERAGE SHARES OUTSTANDING		15,000,000	739,621

The accompanying notes are an integral part of these financial statements.

China Ding Cheng Science Holdings Co.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From March 12, 2004 (Date of Inception) March 31, 2009

	Common Stock		Additional	Retained
Par Value of $0.001			Paid-in	Earnings	TOTAL
	Shares	Amount	Capital	(Deficit)

Balance at March 12, 2004 (date of inception)	-	$ -	$ -	$ -	$ -
Shares issued for acquisition of subsidiary	516,661	517	51,149		51,666
Common stock issued for cash	131,240	132	76,868		77,000
Common stock issued for services	8,381	8	4,909		4,917
Shares cancelled on withdrawal of subsidiary	(516,661)	(517)	(51,149)		(51,666)
Common stock issued for services	600,000	600	59,400		60,000
Net loss for the period	-	-	-	(64,917)	(64,917)
Balance December 31, 2004	739,621	740	141,177	(64,917)	77,000

Net loss for the year	-	-	-	(31,700)	(31,700)
Balance December 31, 2005	739,621	740	141,177	(96,617)	45,300

Debt forgiven from related party			132,632		132,632
Net loss for the year	-	-	-	(199,026)	(199,026)
Balance December 31, 2006	739,621	740	273,809	(295,643)	(21,094)

Net loss for the year	-	-	-	(5,624)	(5,624)
Balance December 31, 2007	739,621	740	273,809	(301,267)	(26,718)

Common stock issued for payment of shareholders' payable	12,660,379	12,660	-		12,660
Common stock issued for services	1,600,000	1,600	-		1,600
Net loss for the year	-	-	-	(6,362)	(6,362)
Balance December 31, 2008	15,000,000	15,000	273,809	(307,630)	(18,820)

Net Loss for the three months ended March 31, 2009	-	-	-	(5,798)	(5,798)
Balance March 31, 2009	15,000,000	15,000	273,809	(313,428)	(24,619)

The accompanying notes are an integral part of these financial statements.

China Ding Cheng Science Holdings Co.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the three months ended March 31, 2009 and 2008
and from March 12, 2004 (Date of Inception) March 31, 2009
	For the Three Months Ended March 31,		Cumulative Amount from March 12, 2004 (inception) to March 31,
	2009	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$ (5,798)	$ -	$ (313,427)
Adjustment to reconcile net loss to
Net cash used in operations:
Common shares issued for services	-	-	66,517
Changes in operating assets and liabilities:
Accounts payable	-	-	-
Accrued liabilities	(8,000)	-	500

NET CASH USED IN OPERATIONS	(13,798)	-	(246,410)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in payable to stockholder	13,798	-	36,778
Debt forgiven from related party			132,632
Issuance of common stock	-	-	77,000
Net cash provided by financing activities	13,798	-	246,410

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-	-

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	-	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Common shares issued for payment of shareholder payable	-	-	12,660
Cash pain for interest	-	-	-

The accompanying notes are an integral part of these financial statements.

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH MARCH 31, 2009

NOTE 1 ORGANIZATION

China Ding Cheng Science Holdings., LTD. (a development stage enterprise) (the Company) was formed on March 12, 2004 in the State of Nevada formerly known as Shaan’xi Ding Cheng Science Holding Co., LTD., Diamond Bay Holdings, Inc., and prior to December 24, 2004, Beautiful Life Foods, Inc.  The Company’s activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2008.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH MARCH 31, 2009

the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share

The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. There were no common stock equivalents necessary for the computation of diluted loss per share.

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at March 31, 2009 for purposes of computing fully diluted earnings per share.

Comprehensive Income (Loss)

The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  There were no items of other comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Share-Based Payments

The Company adopted Statement of Financial Accounting standards (“SFAS”) No. 123 (Revised December 2004), “Share-Based Payment” (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period.   SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees”, which the company previously followed in accounting for stock-base awards.  In March 2005, the SEC issued Staff Bulletin No. 107(“SAB No. 107”), to provide guidance on SFAS 123R.  The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee’s  requisite service period.  The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2006, using the modified prospective application method.  The valuation

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH MARCH 31, 2009

provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes.  Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123R, “Accounting for Stock-Based Compensation”.  Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

As of March 31, 2009, the Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Fair value of Financial Instruments

Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable.  The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature.  It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Recent Authoritative Accounting Pronouncements

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company adopted the provisions of FSP 157-3, which did not impact the Company’s financial position or results of operations.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46(R)-8 did not have any impact on the Company's financial statements.

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH MARCH 31, 2009

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets”. FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1, which is effective for annual reporting periods ending after December 15, 2008, did not have a material impact on our financial statements.

NOTE 3 GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines , including obtaining loans from officers and directors, as a sole means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 RELATED PARTY TRANSACTIONS

A shareholder of the Company has paid expenses on behalf of the Company in exchange for a payable bearing no interest and due on demand. Amounts payable to the shareholder at March 31, 2009 was $24,119 ..

NOTE 5 SUBSEQUENT EVENT

On April 8, 2009 the company issued 5,000,000 shares of common stock for payment of the above related party payable.  The shares issued were valued at $24,119 ..

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of China Ding Cheng Science Holdings., LTD.

Naples Florida

We have audited the accompanying balance sheet of China Ding Cheng Science Holdings., LTD. (a development stage enterprise)(the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2008 and 2007 and for the period March 12, 2004 (inception) through December 31, 2008. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Ding Cheng Science Holdings., LTD. (a Nevada corporation) as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 and for the period March 12, 2004 (inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (March 12, 2004) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Lake & Associates CPA’s LLC

Lake & Associates, CPA’s LLC

Schaumburg, Illinois

January 29, 2009

 1905 Wright Blvd.

Schaumburg IL 60193

847-524-0800

Fax 847-524-1655

China Ding Cheng Science Holdings Co.
(A Development Stage Company)
BALANCE SHEET
As of December 31, 2008 and 2007

ASSETS	2008	2007
CURRENTS ASSETS
Cash	$ -	$ -

TOTAL CURRENT ASSETS	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accrued Liabilities	$ 8,500	$ 5,500
Payable to Stockholder	10,320	21,218
TOTAL CURRENT LIABILITIES	18,820	26,718

TOTAL LIABILITIES	18,820	26,718

STOCKHOLDERS' DEFICIT
Preferred stock: par value $.001; 30,000,000 shares
authorized; no shares issued & outstanding	-	-
Common stock: par value $.001; 300,000,000 shares
authorized; 15, 000,000 shares issued and outstanding	15,000	740
Additional paid in capital	273,809	273,809
Deficit accumulated during the development stage	(307,629)	(301,267)
TOTAL STOCKHOLDERS' DEFICIT	(18,820)	(26,718)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ -	$ -

The accompanying notes are an integral part of these financial statements.

China Ding Cheng Science Holdings Co.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the Years Ended December 31, 2008 and 2007
and from March 12, 2004 (Date of Inception) December 31, 2008
		For the Years Ended December 31,		Cumulative Amount from March 12, 2004 (inception) to December 31,
		2008	2007	2008
REVENUES
Sales		-	$ -	-
Cost of Sales		-	-	-

Gross profit		-	-	-

OPERATING EXPENSES
Administrative and General		6,362	5,624	307,629
TOTAL OPERATING EXPENSES		6,362	5,624	307,629

NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES		(6,362)	(5,624)	(307,629)

PROVISION FOR INCOME TAXES		-	-	-

NET INCOME (LOSS)		$ (6,362)	$ (5,624)	$ (307,629)

Net Loss Per Common Share		**	**
Basic and fully diluted	** Less than .01

WEIGHTED AVERAGE SHARES OUTSTANDING		5,314,964	739,621

The accompanying notes are an integral part of these financial statements.

China Ding Cheng Science Holdings Co. LTD
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From March 12, 2004 (Date of Inception) December 31, 2008

	Common Stock		Additional	Retained
Par Value of $0.001			Paid-in	Earnings	TOTAL
	Shares	Amount	Capital	(Deficit)

Balance at March 12, 2004 (date of inception)	-	$ -	$ -	$ -	$ -
Shares issued for acquisition of subsidiary	516,661	517	51,149		51,666
Common stock issued for cash	131,240	132	76,868		77,000
Common stock issued for services	8,381	8	4,909		4,917
Shares cancelled on withdrawal of subsidiary	(516,661)	(517)	(51,149)		(51,666)
Common stock issued for services	600,000	600	59,400		60,000
Net loss for the period	-	-	-	(64,917)	(64,917)
Balance December 31, 2004	739,621	740	141,177	(64,917)	77,000

Net loss for the year	-	-	-	(31,700)	(31,700)
Balance December 31, 2005	739,621	740	141,177	(96,617)	45,300

Debt forgiven from related party			132,632		132,632
Net loss for the year	-	-	-	(199,026)	(199,026)
Balance December 31, 2006	739,621	740	273,809	(295,643)	(21,094)

Net loss for the year	-	-	-	(5,624)	(5,624)
Balance December 31, 2007	739,621	740	273,809	(301,267)	(26,718)

Common shares issued for payment of shareholders' payable	12,660,379	12,660	-		12,660
Common stock issued for services	1,600,000	1,600	-		1,600
Net loss for the year	-	-	-	(6,362)	(6,362)
Balance December 31, 2008	15,000,000	15,000	273,809	(307,629)	(18,820)

The accompanying notes are an integral part of these financial statements.

China Ding Chen Science Holdings Co.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007
and from March 12, 2004 (Date of Inception) December 31, 2008

	For the Years Ended December 31		Cumulative Amount from March 12, 2004 (inception) to December 31,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$ (6,362)	$ (5,624)	$ (307,629)
Adjustment to reconcile net loss to
Net cash used in operations:
Common shares issued for services	1,600	-	66,517
Changes in operating assets and liabilities:
Accounts payable	-	-	-
Accrued liabilities	3,000	2,500	8,500

NET CASH USED IN OPERATIONS	(1,762)	(3,124)	(232,612)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in payable to stockholder	1,762	3,124	22,980
Debt forgiven from related party			132,632
Issuance of common stock	-	-	77,000
Net cash provided by financing activities	1,762	3,124	232,612

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-	-

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	-	-	-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Common shares issued for payment of shareholders' payable	12,660	-	12,660
Cash pain for interest	-	-	-

The accompanying notes are an integral part of these financial statements.

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH DECEMBER 31, 2008

NOTE 1 ORGANIZATION

China Ding Cheng Science Holdings., LTD. (a development stage enterprise) (the Company) was formed on March 12, 2004 in the State of Nevada formerly known as Shaan’xi Ding Cheng Science Holding Co., LTD., Diamond Bay Holdings, Inc., and prior to December 24, 2004, Beautiful Life Foods, Inc.  The Company’s activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2008.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH DECEMBER 31, 2008

the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share

The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. There were no common stock equivalents necessary for the computation of diluted loss per share.

Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2008 for purposes of computing fully diluted earnings per share.

Comprehensive Income (Loss)

The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  There were no items of other comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Share-Based Payments

The Company adopted Statement of Financial Accounting standards (“SFAS”) No. 123 (Revised December 2004), “Share-Based Payment” (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period.   SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees”, which the company previously followed in accounting for stock-base awards.  In March 2005, the SEC issued Staff Bulletin No. 107(“SAB No. 107”), to provide guidance on SFAS 123R.  The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee’s  requisite service period.  The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2006, using the modified prospective application method.  The valuation

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH DECEMBER 31, 2008

provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes.  Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123R, “Accounting for Stock-Based Compensation”.  Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

As of December 31, 2008, the Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Fair value of Financial Instruments

Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable.  The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature.  It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties

Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Recent Authoritative Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board ("FASB") issued two new statements: (a.) SFAS No. 141(revised 2007), “Business Combinations”, and (b.) No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.  These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements.  The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its consolidated financial statements.

(a.)  SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH DECEMBER 31, 2008

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent’s equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent’s ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

In February 2008, the FASB issued Financial Staff Positions (“FSP”) FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of SFAS No. 157, “Fair Value Measurement” (“SFAS 157”), for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. FSP FAS 157-2 is effective for us beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of those provisions of SFAS 157, for which the effectiveness was delayed by FSP SFAS 157-2, on the Company’s consolidated financial position and results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of FASB Statement No. 133 ("SFAS No. 161"). The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that SFAS No. 161 will have a material impact on its consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”   SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.  The FASB has stated that it does not expect SFAS No. 162 will result in a change in current

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH DECEMBER 31, 2008

practice. The Company does not believe the application of SFAS 162 will have a significant impact, if any, on the Company’s consolidated financial statements.

May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts--an interpretation of FASB Statement No. 60" ("SFAS No. 163"). SFAS No. 163 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2009. The Company is currently evaluating the impact of SFAS No. 163 on its financial statements but does not expect it to have an effect on the Company's financial position, results of operations or cash flows.

NOTE 3 GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2008 and 2007, the Company had an accumulated deficit of ($307,629) and ($301,627). The Company also realized net losses of ($6,362) and ($5,624) for the years ended December 31, 2008 and 2007, respectively. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines , including obtaining loans from officers and directors, as a sole means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

There is no provision for income taxes due to continuing losses. At December 31, 2008, the Company has net operating loss carryforwards for tax purposes of approximately $11,984 which expire through 2028. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 5 RELATED PARTY TRANSACTIONS

CHINA DING CHENG SCIENCE HOLDINGS, LTD.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION (MARCH 12, 2004) THROUGH DECEMBER 31, 2008

A shareholder of the Company has paid expenses on behalf of the Company in exchange for a payable bearing no interest and due on demand. Amounts payable to the shareholder at December 31, 2008 and 2007 were $ 10,320 and $ 21, 219 , respectively.

In 2004 the Company issued 60,000,000 (pre-splits) 600,000 (post splits) for consulting services provided by an officer.  The stock was valued at $60,000.

In 2004 the Company paid for consulting services provided by an officer with 838,081 (pre-splits) 8,381 (post splits) shares of common stock.  The stock was valued at $4,917.

In 2006 a payable to the Company’s related party in amount of $132,632 was forgiven. The company recorded this amount as additional paid-in-capital.

In 2008 the Company paid for consulting services provided by a shareholder corporation with 1,600,000 (post splits) shares of common stock.  The stock was valued at $1,600.

In 2008 the Company paid for a shareholder payable with 12,660,379 (post splits) shares of common stock.  The stock was valued at $12,660.

NOTE 6 CAPITAL STOCK

The Company has retroactively restated all of its common stock amounts to reflect the forward stock split of 1:2 in 2005 and the reverse stock split of 200:1 in 2006.  The presentation is in compliance with SAB Topic 4C and paragraph 54 of SFAS 128.

In 2004 the Company issued 51,666,095 (pre-splits) 516,661 (post splits) shares of common stock at $.001 per share in exchange for 100% of the issued and outstanding shares of a food retailer.

In 2004 the Company cancelled issued 51,666,095 (pre-splits) 516,661 (post splits) shares of common stock at $.001 per share.

In 2004 the Company issued 60,000,000 (pre-splits) 600,000 (post splits) for consulting services.  The stock was valued at $60,000.

In 2004 the Company paid for consulting services with 838,081(pre-splits) 8,381 (post splits) shares of common stock.  The stock was valued at $4,917.

In 2004 the Company issued 13,124,000 (pre-splits) 131,240 (post splits) for $77,000 of cash.

In 2008 the Company paid for consulting services with 1,600,000 (post splits) shares of common stock.  The stock was valued at $1,600.

In 2008 the Company paid for a shareholder payable with 12,660,379 (post splits) shares of common stock.  The stock was valued at $12,660.